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                                                                     EXHIBIT 5.8

                               CONSENT OF EXPERTS

         I hereby consent to the reliance in this Registration Statement on Form F-10 of Western Silver Corporation ("Western Silver") on my report entitled "Preliminary Resource Estimate for the Penasco Deposit, Penasquito Project, State of Zacatecas, Mexico" dated November 3, 2004, which was commissioned by Western Silver. I also consent to the reference to me under the headings "Summary Description of the Business" and "Experts" in such Registration Statement.

James M. Marlow, P.Eng.

/s/ James M. Marlow, P.Eng.
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Date: November 26, 2004